Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNITNG FIRM

The Board of Directors
Noble Energy, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the

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  Amended and Restated Patina Oil & Gas Corporation Deferred Compensation Plan for Select Employees as adopted May 1, 1996 and amended as of September 30, 1997 and further amended as of August 1, 2001,
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  Patina Oil & Gas Corporation 1996 Employee Stock Option Plan,
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  Patina Oil & Gas Corporation Profit Sharing & 401(k)—Scudder Trust Company Prototype Defined Contribution Plan, adopted June 18, 2004,
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  Patina Oil & Gas Corporation 1996 Stock Plan for Non-Employee Directors

of our report dated January 28, 2004, with respect to the financial statements of Atlantic Methanol Production Company, LLC included in the Annual Report (Form 10-K) of Noble Energy, Inc. for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

May 16, 2005
Dallas, Texas